SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  August 22, 2003

Credit Suisse First Boston Mortgage Securities Corp.,
CSFB Mortgage Pass-Through Certificates, Series 2003-11

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
(Exact name of registrant as specified in its charter)
Delaware	333-100669	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of May 1, 2003 (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a “Seller”), Washington Mutual Mortgage Securities Corp., as a seller (in such capacity, a “Seller”) and a servicer (in such capacity, a “Servicer”), Chase Manhattan Mortgage Corporation, as master servicer (in such capacity, the “Master Servicer”), JPMorgan Chase Bank (in such capacity, the “Trust Administrator”) and Bank One, National Association, as trustee (in such capacity, the “Trustee”) providing for the issuance of the CSFB Mortgage-Backed Pass-Through Certificates, Series 2003-11.  The Certificates were issued on May 29, 2003.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of May 1, 2003, by and among the Company, the Sellers, the Servicer, the Master Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 22, 2003.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: /s/ Kevin Steele

Name: Kevin Steele

Title:   Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of May 1, 2003,

5

by and among the Company, the Sellers, the Servicer,
the Master Servicer, the Trust Administrator and the Trustee.

EXHIBIT 99.1

MCKEE NELSON LLP

5 Times Square, 35th Floor

New York, New York  10036

Telephone:  (917) 777-4200

Facsimile:  (917) 777-4299

August 22, 2003

BY MODEM

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

Credit Suisse First Boston Mortgage Securities Corp.,
CSFB Mortgage Pass-Through Certificates, Series 2003-11

Ladies and Gentlemen:

On behalf of Credit Suisse First Boston Mortgage Securities Corp., (the “Company”), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K, for filing of the Pooling and Servicing Agreement in connection with the above-referenced transaction.

Very truly yours,

/s/ Priti Dave

Priti Dave

Enclosure